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                            SERIES C PREFERRED STOCK
                               PURCHASE AGREEMENT


         This Series C Preferred Stock Purchase Agreement (this "Agreement"), dated as of March 3, 2000, is by and among (i) NET VALUE HOLDINGS, INC., a Delaware corporation (the "Company"), and (ii) the Purchasers listed on the Purchaser Schedule attached hereto (each individually, a "Purchaser," and all of them, collectively, the "Purchasers").

         Capitalized terms used and not otherwise defined upon first usage herein are defined in Section 9.1 hereof.

1. Sale And Purchase of Purchased Shares.

         1.1. Agreement to Sell and Purchase Purchased Shares. The Company hereby agrees to issue and sell to each Purchaser and, subject to all of the terms and conditions hereof and in reliance on the representations and warranties set forth or referred to herein, each Purchaser severally agrees to purchase (i) such number of shares (collectively, the "Purchased Shares") of Series C Preferred Stock (also referred to herein as the "Series C Preferred") as is equal to the result obtained when the aggregate purchase price (as to each Purchaser, the "Aggregate Purchase Price") being paid by each such Purchaser (as set forth opposite such Purchaser's name on the Purchaser Schedule attached hereto as Exhibit A) is divided by the Per Share Purchase Price (as such term is defined in Section 1.2, below) therefor, and (ii) a Closing Warrant exercisable for such number of shares of Common Stock as is set forth opposite such Purchaser's name on the Purchaser Schedule attached hereto as Exhibit A. The term "Purchased Shares" as used in this Agreement also includes any securities issued or issuable with respect to the original Purchased Shares upon the occurrence of an Adjustment Event and any securities into which any of the original Purchased Shares are converted or convertible, directly or indirectly, or for which any of the original Purchased Shares are exchanged or exchangeable, directly or indirectly.

         1.2. Purchase Price. The purchase price per share (the "Per Share Purchase Price") to be paid at Closing by the Purchasers for each of the Purchased Shares shall be equal to the lesser of (i) $12.00 per share (as adjusted on the occurrence of an Adjustment Event if the Closing Date shall occur after the date of this Agreement), and (ii) 80% of the average of the closing market prices of the Common Stock on each of the three (3) trading days prior to the occurrence of the Closing Date; provided, however, that if the Per Share Purchase Price as calculated pursuant to clauses (i) and (ii) of this sentence would be less than $6.00 per share, (as adjusted from time to time on the occurrence of an Adjustment Event) then (x) the Per Share Purchase Price shall be equal to $6.00 per share (as adjusted from time to time on the occurrence of an Adjustment Event), and (y) the Purchasers shall in such case be under no obligation to -- consummate the purchase of the Purchased Shares pursuant to the terms of this Agreement; provided, further, that the Per Share Purchase Price shall be equitably adjusted on the occurrence of an Adjustment Event. No consideration in addition to the Aggregate Purchase Price payable by each Purchaser in respect of the Purchased Shares being purchased by such Purchaser shall be payable by such Purchaser in respect of the Closing Warrant being issued to such Purchaser at Closing.

         1.3. Closing. The closing of the initial purchase and sale of the Purchased Shares (the "Closing") will take place on or before March 3, 2000 at the offices of Bingham Dana LLP, 150 Federal Street, Boston, Massachusetts 02110, simultaneously with the execution and delivery of this Agreement, or at such other time, date, and place as the Company and the Purchasers may agree (the date on which the Closing actually occurs, the "Closing Date").

         1.4. Use of Proceeds.

                  (a) The Company agrees that the proceeds from the sale of the Purchased Shares hereunder will be used as described in the attached Use of Proceeds Schedule attached hereto as Exhibit B.

                  (b) The Company further agrees that it will not use any part of the proceeds from the sale of the Purchased Shares to purchase or carry any "margin security" or "margin stock" (as such terms are defined in any regulation, rule, or interpretation of the Board of Governors of the Federal Reserve System).

         1.5. Closing Deliveries. The obligation of the Purchasers to purchase the Purchased Shares at Closing and of the Company to sell the Purchased Shares at Closing, is subject to the fulfillment, or the waiver by the applicable party, of each of the following conditions on or before the Closing:

                  (a) The Company will deliver to each Purchaser one or more stock certificates representing the Purchased Shares to be sold to and purchased by such Purchaser pursuant to this Agreement, free and clear of all Liens, each of which shall be registered in such Purchaser's name (or if requested by such Purchaser, its nominee or designee) in the Company's records.

                  (b) Each Purchaser will pay for the Purchased Shares set forth opposite such Purchaser's name in the attached Purchaser Schedule by payment to the Company of the aggregate purchase price therefor by certified or bank check or wire transfer.

                  (c) The Company will deliver to the Purchasers each of the following documents:

                           (1) Wire transfer instructions in respect of the
purchase price for the Purchased Shares being paid by each of the Purchasers pursuant to the terms hereof.


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                           (2) The Registration Rights Agreement, duly executed
by the Company and each of its stockholders who is to have any registration rights with respect to the Company's securities.

                           (3) (i) With respect to the Company, (A) a copy of
its charter documents, certified as of a date not more than five business days before the Closing Date, by the Secretary of State of the State of Delaware, (B) a certificate of the Secretary of State of the State of Delaware, dated as of a date not more than five business days before the Closing Date, with respect to the legal existence, charter documents on file with the Secretary of State, and good standing of the Company in the State of Delaware, and (C) a certificate of the Secretary of State or equivalent official of each other jurisdiction in which the Company's activities or ownership or leasing of property require it to qualify to do business as a foreign corporation, dated not more than five business days before the Closing Date, with respect to such qualification and the good standing of the Company in such jurisdiction.

                             (ii) With respect to the Company, evidence that the
Certificate of Designation has been duly filed with the Secretary of State of the State of Delaware on or before the Closing Date.

                           (4) With respect to the Company, a certificate of its
secretary, dated the Closing Date, certifying (A) the absence of any amendments to its charter documents (or proceedings therefor) since the date of the certificate referred to in Section 1.5(d)(3)(i)(A) above, (B) an attached copy of its by-laws, (C) an attached copy of the resolutions of its board of directors and stockholders, respectively and as applicable, with respect to the transactions hereby contemplated or otherwise to be effected at the Closing, (D) the incumbency of its officers and directors, and (E) satisfaction of closing conditions, compliance with covenants set forth herein, and accuracy of representations and warranties.

                           (5) Evidence satisfactory to the Purchasers that (i)
all of the Company's employees have executed and delivered to the Company agreements, in form and substance satisfactory to the Purchasers, with respect to the confidentiality of the Company's proprietary and confidential information and the assignment to the Company of any and all rights each employee might have or acquire with respect to technology, inventions, developments, etc., developed in connection with their employment with the Company; and (ii) each of the Company's Chief Executive Officer and Chief Operating Officer has executed and delivered to the Company a confidentiality, non-disclosure, inventions assignment and non-competition and non-solicitation agreement, in form and substance satisfactory to the Purchasers.

                           (6) The written legal opinion of Klehr, Harrison,
Harvey, Branzburg & Ellers, addressed to the Purchasers, and substantially in the form of the attached Exhibit C.

                           (7) A Closing Warrant.


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                  (d) The Purchasers will deliver to the Company the Shareholder
Rights Agreement and the Registration Rights Agreement, duly executed by each of the Purchasers.

                  (e) Evidence satisfactory to the Purchasers that the number equal to 80% of the average of the closing market prices of the Common Stock on each of the three (3) trading days prior to the occurrence of the Closing Date is not less than $6.00 per share (subject to equitable adjustment on the occurrence of an Adjustment Event if the Closing Date shall occur after the date of this Agreement).

2. Representations and Warranties of the Company.

         In order to induce the Purchasers to enter into this Agreement and to purchase the Acquired Securities, the Company hereby represents and warrants to each of the Purchasers, as follows:

         2.1. Organization and Authority. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power and authority to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted.

         2.2. Corporate Power; Binding Effect; Non-Contravention. The Company has all requisite power and full legal right to execute and deliver this Agreement and the Ancillary Agreements, and to perform all of its obligations hereunder and thereunder in accordance with the respective terms hereof and thereof. This Agreement and the Ancillary Agreements and the transactions contemplated hereby and thereby have been duly approved and authorized by all requisite corporate action on the part of the Company, and this Agreement has been duly executed and delivered by the Company and constitutes, and each of the Ancillary Agreements, when executed and delivered by the Company at the Closing, will constitute, a legal, valid, and binding obligation of the Company, enforceable against it in accordance with its respective terms. The execution, delivery, and performance by the Company of this Agreement and the Ancillary Agreements in accordance with their respective terms, and the consummation by the Company of the transactions contemplated hereby or thereby, will not result (with or without the giving of notice or the lapse of time or both) in any conflict, violation, breach, or default, or the creation of any Lien, or the termination, acceleration, vesting, or modification of any right or obligation, under or in respect of (x) the charter documents or by-laws of the Company, (y) any judgment, decree, order, statute, rule, or regulation binding on or applicable to the Company, or (z) any agreement or instrument to which the Company is a party or by which it or any of its assets is or are bound.

         2.3. Foreign Qualification. The Company is duly qualified to do business and in good standing as a foreign corporation in the Commonwealth of Pennsylvania and the State of California, which jurisdiction is the only jurisdiction in which the character of the properties owned or leased by it or the nature of its activities makes such qualification necessary, other

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



than any jurisdictions in which the failure so to qualify or be in good standing would not, either in any case or in the aggregate, have a Material Adverse Effect.

         2.4. Subsidiaries. The Company does not have any Subsidiaries nor does it own any legal and/or beneficial interests in any other Person other than as set forth on Schedule 2.4 hereto.

         2.5. Capitalization.

                  (a) Immediately prior to the Closing, not giving effect to the sale and purchase of the Purchased Shares or any of the other Acquired Securities provided for in this Agreement, the authorized and the outstanding capital stock of the Company (on a fully diluted basis including all Derivative Securities) will be as set forth in Schedule 2.5(a), and all such outstanding shares of capital stock will be owned (of record and beneficially) by the persons and in the amounts there indicated. All such outstanding shares of capital stock will be duly authorized, validly issued, fully paid, and nonassessable, and will have been issued free and clear of Liens. No adjustment has previously been made (or should have been made) nor will any adjustment be required to be made as a result of the Company's issuance of the Purchased Shares or any of the other Acquired Securities to the rate at which shares of Series A Preferred Stock, the Series B Preferred Stock and any other capital stock or Derivative Securities of the Company are convertible into or exercisable for shares of Common Stock (by reason of any "anti-dilution" provisions or agreements or otherwise).

                  (b) Except as set forth in Schedule 2.5(b), the Company does not have, is not bound by, and has no obligation to grant or enter into, any (i) outstanding subscriptions, options, warrants, calls, commitments, or agreements of any character calling for it to issue, deliver, or sell, or cause to be issued, delivered, or sold, any shares of its capital stock, any membership interests or any other equity security, or any securities described in the following clause, or (ii) securities convertible into, exchangeable for, or representing the right to subscribe for, purchase, or otherwise acquire any shares of its capital stock, any membership interests or any other equity security. Except as set forth in Schedule 2.5(b), no adjustment has previously been made (or should have been made) nor will any adjustment be required to be made as a result of the Company's issuance of the Purchased Shares or any of the other Acquired Securities to the number of shares of capital stock or Derivative Securities of the Company into which any subscriptions, options, warrants, calls, commitments or agreements are convertible (by reason of any "anti-dilution" provisions or agreements or otherwise).

                  (c) Except as set forth in Schedule 2.5(c), the Company (i) has no outstanding obligations, contractual or otherwise, to repurchase, redeem, or otherwise acquire any shares of capital stock or other equity securities of the Company, (ii) is not a party to or bound by, and has no knowledge of, any agreement or instrument relating to the voting of any of its securities, and
(iii) is not a party to or bound by any agreement or instrument under which any person has the right to require it to effect, or to include any securities held by such person in, any registration

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under the Securities Act. There are no other agreements, contracts, instruments or documents, except as set forth in Schedule 2.5(c), which govern or affect in any way the rights of the holders of securities, including any class of capital stock, of the Company.

                  (d) The Company has reserved, solely for the purpose of issuance upon conversion of shares of Series C Preferred and upon exercise of the Closing Warrants, a number of shares of Common Stock sufficient to cover the conversion of all such shares of Series C Preferred and exercise of the Closing Warrants. The Company has reserved, solely for the purpose of issuance of any Dividend Shares as may be issued, a sufficient number of shares of Series C Preferred to cover any such issuance.

         2.6. Lawful Issuance. All of the outstanding shares of capital stock, membership interests, and other securities of the Company were offered, issued, and sold, and the Purchased Shares and other Acquired Securities have been offered and at the Closing will be issued and sold, in compliance with (i) all applicable preemptive or similar rights of all persons, and (ii) assuming the truthfulness and accuracy of the representations made by the Purchasers in
Section 3 hereof, all applicable provisions of the Securities Act and the rules and regulations thereunder, and all applicable state securities laws and the rules and regulations thereunder. No person has any valid right to rescind any purchase of any shares of capital stock or other securities of the Company.

         2.7 Valid Issuance of Purchased Shares. The Purchased Shares and other Acquired Securities being issued and sold by the Company hereunder shall, upon issuance pursuant to the terms hereof, be duly authorized and validly issued, fully paid and non-assessable and free and clear of any Lien, security interest, option or other charge or encumbrance. The Common Stock issuable upon the conversion of the Purchased Shares and exercise of the Closing Warrants, as the case may be, shall be duly authorized and validly issued, fully paid and non-assessable and free and clear of any Lien, security interest, option or other charge or encumbrance. The issuance of the Purchased Shares and other Acquired Securities are not and will not be subject to any pre-emptive rights or similar rights with respect to such Purchased Shares and other Acquired Securities.

         2.8. Financial Statements.

         The Company has delivered to the Purchasers copies of (i) the unaudited balance sheet of the Company as of December 31, 1999, and the related statements of profit and loss and changes in stockholders' equity for the twelve month period ended on that date, and (ii) the unaudited balance sheet of the Company as of December 31, 1999 (the "Most Recent Balance Sheet"), and the related unaudited statements of profit and loss for the period commencing January 1, 2000 and ended on January 31, 2000. Each of such financial statements was prepared in accordance with GAAP applied on a basis consistent with prior periods, subject, in the case of the unaudited financial statements referred to above to the absence of footnotes, and subject to adjustments consisting of normal year-end accruals, the effect of which absence of footnotes and year-end accruals, both individually and in the aggregate, is not in any case material. Each

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of such balance sheets is true and correct in all material respects and fairly presents the financial condition of the Company as of its date; and each of such statements of profit and loss fairly presents the results of operations of the Company for the period covered thereby.

         2.9. Absence of Certain Changes. Since December 31, 1999, there has not been:

                  (a) any (i) acquisition (by purchase, lease as lessee, license as licensee, or otherwise) or disposition (by sale, lease as lessor, license as licensor, or otherwise) by the Company of any material properties or assets, or
(ii) other transaction by, or any agreement or commitment on the part of, the Company, other than those in the ordinary course of business that have not caused and will not cause, either in any case or in the aggregate, a Material Adverse Effect, except as set forth on Schedule 2.9(a);

                  (b) any material change in the condition (financial or otherwise), properties, assets, liabilities, investments, revenues, expenses, income, operations, business, or prospects of the Company, or in any of its relationships with any suppliers, customers, or other third parties with whom it has financial, commercial, or other business relationships, other than changes in the ordinary course of business that have not caused and are not reasonably be expected to cause, either in any case or in the aggregate, a Material Adverse Effect;

                  (c) any material transaction or material change in compensation by the Company with any of its directors, officers, or key employees, other than the payment of compensation and reimbursement of reasonable employee travel and other business expenses in accordance with existing employment arrangements and usual past practices, except as set forth in Schedule 2.9(c);

                  (d) any damage, destruction, or loss, whether or not covered by insurance, that, either in any case or in the aggregate, has caused, or could reasonably be expected to cause, a Material Adverse Effect;

                  (e) any declaration, setting aside, or payment of any dividend or any other distribution (in cash, stock, and/or property or otherwise) in respect of any shares of the capital stock or other securities of the Company;

                  (f) any issuance of any shares of the capital stock or other securities of the Company, or any direct or indirect redemption, purchase, or other acquisition by the Company of any shares of its capital stock or other securities, except as set forth on Schedule 2.9(f);

                  (g) any change in the officers, directors, key employees, or key independent contractors of the Company, except as set forth in Schedule 2.9(g);

                  (h) any labor trouble or claim of unfair labor practices involving the Company, any increase in the compensation or other benefits payable or to become payable by the

                                        7

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Company to any of its Affiliates, or to any of its officers, employees, or independent contractors, or any bonus payments or arrangements made to or with any of such officers, employees, or independent contractors, except as set forth in Schedule 2.9(h);

                  (i) any forgiveness or cancellation of any debt or claim by the Company or any waiver by the Company of any right of material value, other than compromises of accounts receivable in the ordinary course of business;

                  (j) any incurrence or any payment, discharge, or satisfaction by the Company of any material Indebtedness or any material obligations or material liabilities, whether absolute, accrued, contingent, or otherwise (including without limitation liabilities, as guarantor or otherwise, with respect to obligations of others), except as described in Schedule 2.9(j);

                  (k) any incurrence, discharge, or satisfaction of any Lien (i) by the Company, or (ii) on any of the capital stock, other securities, properties, or assets owned or leased by the Company;

                  (l) any material change in the financial or tax accounting principles, practices, or methods of the Company; or

                  (m) any agreement, understanding, or commitment by or on behalf of the Company, whether in writing or otherwise, to do or permit any of the things referred to in this Section 2.9.

         2.10. Properties, Leases, Etc.

                  (a) Title to Properties; Condition of Personal Properties. The Company has (i) good and marketable title to all of the assets and properties owned by it, including without limitation all assets and properties reflected in the Most Recent Balance Sheet (in each case excluding any assets and properties sold or otherwise disposed of to persons other than Affiliates in the ordinary course of business since the date of such balance sheet), free and clear of all Liens, (ii) valid title to the lessee interest in all assets and properties leased by them as lessee, free and clear of all Liens, and (iii) full right to hold and use all of its assets and properties used in or necessary to its businesses and operations, in each case all free and clear of all Liens, and in each case subject to applicable laws and the terms of any lease under which the Company leases such assets or properties as lessee; except where the failure to have the title or right set forth in clauses (i) through (iii) would not have a Material Adverse Effect. All such assets and properties are in good condition and repair, reasonable wear and tear excepted, and are adequate and sufficient to carry on the businesses of the Company as presently conducted and as proposed to be conducted.

                  (b) No Owned Real Properties. The Company does not own any real property or any interest (other than a leasehold interest) in any real property.

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                  (c) Leased Properties. Schedule 2.10(c) sets forth a complete and correct description of all leases of real or personal property under which the Company is lessor or lessee. Complete and correct copies of all such leases and all amendments, supplements, and modifications thereto, other than any personal property lease with an annual rent of less than $10,000 and total remaining rental payments of less than $20,000, have been delivered to the Purchasers. Each such lease is valid and subsisting and no event or condition exists that constitutes, or after notice or lapse of time or both would constitute, a default thereunder by the Company or, to the Company's knowledge, any other party thereto. The Company's leasehold interests are subject to no Lien, and the Company is in quiet possession of the properties covered by such leases. The Company has established adequate reserves which are reflected in the Most Recent Balance Sheet, for the anticipated costs of any property renovation and repairs to its leased premises required to be performed or paid for by it upon termination of any of its leases of real property.

         2.11. Indebtedness. Except to the extent reflected or reserved in the Most Recent Balance Sheet, and except as set forth on Schedule 2.11, the Company has no Indebtedness in excess of $25,000 outstanding. The Company is not in default with respect to any outstanding Indebtedness or any instrument or agreement relating thereto, and no such Indebtedness or any instrument or agreement relating thereto purports to limit the issuance of any securities by the Company or the operation of its business. Complete and correct copies of all instruments and agreements (including all amendments, supplements, waivers, and consents) relating to any Indebtedness of the Company have been furnished to the Purchasers.

         2.12. Absence of Undisclosed Liabilities. Except to the extent reflected or reserved in the Most Recent Balance Sheet, and except as set forth on Schedule 2.12, or incurred after the date of such balance sheet in the ordinary course of business (other than in connection with any transactions with Affiliates), or incurred in connection with the transactions contemplated by this Agreement and described in Schedule 2.9(j), the Company does not have any material liabilities or obligations of any nature, whether accrued, absolute, contingent, or otherwise (including without limitation liabilities as guarantor or otherwise with respect to obligations of others) and whether due or to become due.

         2.13.    Tax Matters.

                  (a) Filing of Tax Returns and Payment of Taxes. The Company has filed all Tax Returns required to be filed by it, each such Tax Return has been prepared in compliance with all applicable laws and regulations, and all such Tax Returns are true and accurate in all material respects. All Taxes due and payable by the Company have been paid, and the Company will not be liable for any additional Taxes in respect of any taxable period ending on or before the Closing Date in an amount that exceeds the corresponding reserve therefor, if any, reflected in the accounting records of the Company as of the Closing Date. No claim has ever been made by a taxing authority in a jurisdiction where the Company does not pay Tax or file Tax Returns

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that the Company is or may be subject to Taxes assessed by such jurisdiction.
There are no Liens for Taxes (other than current Taxes not yet due and payable) on the assets of the Company.

                  (b) Audit History, Extensions, Etc. There is no action, suit, taxing authority proceeding, or audit with respect to any Tax now in progress, pending, or to the best of the Company's knowledge, threatened, against or with respect to the Company. No deficiency or proposed adjustment in respect of Taxes that has not been settled or otherwise resolved has been asserted or assessed by any taxing authority against the Company. The Company has not consented to extend the time in which any Tax may be assessed or collected by any taxing authority. The Company has not requested or been granted an extension of the time for filing any Tax Return to a date on or after the Closing Date.

                  (c) Membership in Affiliated Groups, Etc. The Company has never been a member of any Affiliated Group, or filed or been included in a combined, consolidated, or unitary Tax Return. The Company is not a party to or bound by any tax sharing or allocation agreement or has any current or potential contractual obligation to indemnify any other person with respect to Taxes.

                  (d) Withholding Taxes. The Company has withheld and paid all Taxes required to have been withheld and paid by it in connection with amounts paid or owing to any employee, creditor, independent contractor, or other Person.

         2.14. Litigation, Etc. Except as set forth in Schedule 2.14, no litigation, arbitration, action, suit, claim, demand, proceeding or investigation (whether conducted by or before any judicial or regulatory body, arbitrator, commission or other person) is pending or, to the Company's knowledge, threatened, against the Company, nor is there any basis therefor known to the Company, where an adverse result would have a Material Adverse Effect.

         2.15. Safety, Zoning, and Environmental Matters.

                  (a) The Company is not nor has it been in violation in any material respect of any applicable statute, law, or regulation relating to occupational health or safety, and no charge, complaint, action, suit, proceeding, hearing, investigation, claim, demand, or notice has been filed or commenced against or received by it alleging any failure by it to comply with any such statute, law, or regulation, nor is there any basis therefor known to the Company.

                  (b) To the best of the Company's knowledge, none of the real properties presently owned, leased, or operated by the Company, nor any leasehold improvements thereto, nor any business conducted by the Company thereon, are in violation of any applicable land use or zoning requirements, including without limitation any building line or use or occupancy restriction, any public utility or other easement, any limitation, condition, or covenant of record, or any zoning or building law, code, or ordinance, where such violation would have a Material Adverse Effect.

                  (c) The Company is not presently, and has never been, in violation of any judgment, decree, order, statute, law, permit, license, rule, or regulation pertaining to environmental matters, including without limitation those arising under any Environmental Laws, nor has it received any written notice alleging any such violation.

                  (d) The Company has not received any notice or request for information from any third party, including without limitation any federal, state, or local governmental authority, (i) that it has been identified by the EPA or any state environmental regulatory authority as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B, or under any equivalent state law; (ii) that any Hazardous Substances that it has generated, transported, or disposed of have been found at any site at which a federal, state, or local agency or other third party has conducted or has ordered it to conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; or (iii) that it is or will or may be a named party to any claim, action, cause of action, complaint, or legal or administrative proceeding arising out of any third party's incurrence of Damages in connection with the release (within the meaning of CERCLA) of any Hazardous Substances or any other environmental matters. No circumstances exist that could reasonably be expected to give rise to any such notice or request for information or to any Damages.

         2.16. Labor Relations. The Company is in compliance in all material respects with all applicable federal and state laws respecting employment and employment practices, terms and conditions of employment, wages and hours, and nondiscrimination in employment, and is not engaged in any unfair labor practice. There is no charge pending or, to the best of the Company's knowledge, threatened, against or with respect to the Company before any court or agency and alleging unlawful discrimination in employment practices, and there is no charge of or proceeding with regard to any unfair labor practice against the Company pending before the National Labor Relations Board. There is no labor strike, dispute, slow-down, or work stoppage pending or, to the Company's knowledge, threatened against or involving the Company. None of the employees of the Company is covered by any collective bargaining agreement, and no such collective bargaining agreement is currently being negotiated. No one has petitioned and, to the Company's knowledge, no one is now petitioning, for union representation of any employees of the Company. The Company has not experienced any work stoppage or other material labor difficulty.

         2.17. Material Contracts. Except for the contracts, agreements and other arrangements listed in Schedule 2.17 and contracts, agreements, or other arrangements that have been fully performed and with respect to which the Company has no further obligations or liabilities, the Company is not a party to or otherwise bound by (i) any agreement, instrument, or commitment that may materially affect its ability to consummate the transactions contemplated hereby or by the Ancillary Agreements, or (ii) any other material agreement, instrument, or commitment; including without limitation any:

                  (a) agreement for the purchase, sale, lease, or license by or from it of services, products, or assets, requiring total payments by or to it in excess of $25,000 in any instance, or entered into other than in the ordinary course of business;

                  (b) agreement requiring it to purchase all or substantially all of its requirements for a particular product or service from a particular supplier or suppliers, or requiring it to supply all of a particular customer's or customers' requirements for a certain service or product;

                  (c) agreement or other commitment pursuant to which it has agreed to indemnify or hold harmless any other person;

                  (d) (i) employment agreement, (ii) consulting agreement, or
(iii) agreement providing for severance payments or other additional rights or benefits (whether or not optional) in the event of the sale or other change in control of it;

                  (e) agreement with any current or former Affiliate, stockholder, officer, director, employee, or consultant of the Company, or with any person in which any such Affiliate has an interest;

                  (f) joint venture, partnership or teaming agreement;

                  (g) agreement with any domestic or foreign government or agency or executive office thereof or any subcontract between it and any third party relating to a contract between such third party and any domestic or foreign government or agency or executive office thereof;

                  (h) agreement imposing non-competition or exclusive dealing obligations on it;

                  (i) agreement with respect to the confidentiality of the Company's Proprietary Information (as described in Section 2.20 hereof), and the assignment to the Company of any and all rights employees of the Company might have to acquire with respect to technology, inventions, developments, etc., developed in connection with this employment with the Company; and

                  (j) agreement the performance of which is reasonably likely to result in a loss to it.

         The Company has delivered or caused to be delivered to the Purchasers correct and complete copies (or written summaries of the material terms of oral agreements or understandings) of each agreement, instrument, and commitment listed in Schedule 2.17, each as amended to date. Each such agreement, instrument, and commitment is a valid, binding and enforceable obligation of the Company and, to the Company's knowledge, of the other party or parties thereto, and is in full force and effect. The Company is not nor, to the Company's knowledge, is any other party thereto, (nor is the Company considered by any other party thereto to be) in breach of or noncompliance with any term of any such agreement, instrument, or commitment (nor is there any basis for any of the foregoing), except for any breaches or noncompliances that singly or in the aggregate would not have a Material Adverse Effect. No claim, change order, request for equitable adjustment, or request for contract price or schedule adjustment, between the Company and any supplier or customer, relating to any agreement, instrument, or commitment listed in Schedule 2.17 is pending or, to the Company's knowledge, threatened, nor is there any basis for any of the foregoing. No agreement, instrument, or commitment listed in Schedule 2.17 includes or incorporates any provision, the effect of which may be to enlarge or accelerate any of the obligations of the Company or to give additional rights to any other party thereto, or will terminate, lapse, or in any other way be affected, by reason of the transactions contemplated by this Agreement.

         2.18. Employee Benefit Plans.

                  (a) Identification of Plans. Except for the arrangements set forth in Schedule 2.18, the Company does not now maintain or contribute to any pension, profit-sharing, deferred compensation, bonus, stock option, share appreciation right, severance, group or individual health, dental, medical, life insurance, survivor benefit, or similar plan, policy or arrangement, whether formal or informal, for the benefit of any director, officer, consultant, or employee of any of them, whether active or terminated; nor has it ever maintained or contributed to any such plan, policy, or arrangement that was subject to ERISA. Each of the arrangements set forth in Schedule 2.18 is herein referred to as an "Employee Benefit Plan."

                  (b) Compliance with Terms and Law. Each Employee Benefit Plan is and has been maintained and operated in compliance in all material respects with the terms of such plan and with the requirements prescribed (whether as a matter of substantive law or as necessary to secure favorable tax treatment) by any and all statutes, governmental, or court orders, or governmental rules or regulations in effect from time to time, including but not limited to ERISA and the Code, and applicable to such plan. Each Employee Benefit Plan that is intended to qualify under Section 401(a) of the Code is so qualified.

                  (c) Absence of Certain Events and Arrangements.

                           (1) There is no pending or, to the Company's
knowledge, threatened, legal action, proceeding, or investigation, other than routine claims for benefits, concerning any Employee Benefit Plan, or any fiduciary or service provider thereof and there is no basis for any such legal action or proceeding.

                           (2) No Employee Benefit Plan, nor any party in
interest in respect thereof has engaged in a prohibited transaction that could subject the Company, directly or indirectly, to liability under Section 409 or 502(i) of ERISA or Section 4975 of the Code.

                           (3) No communication, report, or disclosure has been
made that, at the time made, did not accurately reflect the terms and operations of any Employee Benefit Plan.

                           (4) No Employee Benefit Plan provides welfare
benefits subsequent to termination of employment to employees or their beneficiaries (except to the extent required by applicable state insurance laws and Title I, Part 6 of ERISA).

                           (5) The Company has not undertaken to maintain any
Employee Benefit Plan for any specific period of time and each such plan is terminable at the sole discretion of the Company, subject only to such constraints as may imposed by applicable law.

                           (6) No Employee Benefit Plan is maintained pursuant
to a collective bargaining agreement or is or has been subject to the minimum funding requirements of Section 302 of ERISA or Section 412 of the Code.

                  (d) Funding of Certain Plans. With respect to each Employee Benefit Plan for which a separate fund of assets is or is required to be maintained, full payment has been made of all amounts that, under the terms of each such plan, it is required to have paid as contributions to that plan as of the end of such plan's most recently ended year.

         2.19. Potential Conflicts of Interest. Except as set forth on Schedule 2.19, neither the Company nor, to the best knowledge of the Company, any of its officers, directors, or employees, (i) owns, directly or indirectly, any interest (excepting passive holdings for investment purposes of not more than 1% of the securities of any publicly held and traded company) in, or is an officer, director, employee, or consultant of, any person that is a competitor, lessor, lessee, customer, or supplier of the Company; (ii) owns, directly or indirectly, any interest in any tangible or intangible property used in or necessary to the business of the Company; (iii) has any cause of action or other claim whatsoever against the Company, or owes any amount to the Company, except for claims in the ordinary course of business, such as for accrued vacation pay, accrued benefits under employee benefit plans, and similar matters and agreements or under any employment agreements.

         2.20. Proprietary Information.

                  (a) Schedule 2.20 lists all patents, patent applications, trademarks, trade names, service marks, logos, copyrights, and licenses used in or necessary to the Company's business as now being conducted or as proposed to be conducted (collectively, and together with any technology, know-how, trade secrets, processes, formulas, and techniques used in or necessary to the Company's business, "Proprietary Information"). The Company owns, or is licensed or otherwise has the full and unrestricted exclusive right to use, without the payment of royalties or other further consideration, all Proprietary Information, and no other intellectual property rights, privileges, licenses, contracts, or other agreements, instruments, or evidences of interests are necessary to or used in the conduct of its business.

                  (b) In any instance where the Company's rights to Proprietary Information arise under a license or similar agreement (other than for software programs that have not been customized for its use), this is indicated in
Schedule 2.20 and such rights are, to the best knowledge of the Company, licensed exclusively to it except as indicated in Schedule 2.20. No other person has an interest in or right or license to use any of the Proprietary Information. To the best of the Company's knowledge, none of the Proprietary Information is being infringed by others, or is subject to any outstanding order, decree, judgment, or stipulation. No litigation (or other proceedings in or before any court or other governmental, adjudicatory, arbitral, or administrative body) relating to the Proprietary Information is pending or, to the Company's knowledge, threatened, nor, to the best of the Company's knowledge, is there any basis for any such litigation or proceeding. The Company maintains adequate and sufficient security measures for the preservation of the secrecy and proprietary nature of the Proprietary Information.

                  (c) (i) Neither the Company nor any of its employees has infringed or made unlawful use of, or is, to the Company's knowledge, infringing or making unlawful use of, any proprietary or confidential information of any Person, including without limitation any former employer of any past or present employee or consultant of the Company; and (ii) the activities of the Company's employees in connection with their employment do not violate any agreements or arrangements that any such employees or consultants have with any former employer or any other Person. No litigation (or other proceedings in or before any court or other governmental, adjudicatory, arbitral, or administrative body) charging the Company with infringement or unlawful use of any patent, trademark, copyright, or other proprietary right is pending or, to the Company's knowledge, threatened; nor is there any basis for any such litigation or proceeding.

                  (d) No officer, director, employee, or consultant of the Company is presently obligated under or bound by any agreement or instrument, or any judgment, decree, or order of any court of administrative agency, that (i) conflicts or may conflict with his or her agreements and obligations to use his or her best efforts to promote the interests of the Company, (ii) conflicts or may conflict with the business or operations of the Company as presently conducted or as proposed to be conducted, or (iii) restricts or may restrict the use or disclosure of any information that may be useful to the Company.

         2.21. Insurance. Schedule 2.21 lists the policies of theft, fire, liability, worker's compensation, life, property and casualty, directors' and officers', medical malpractice, and other insurance owned or held by the Company and the basis on which such policies provide coverage (i.e., an incurrence or claims-made basis). Such policies of insurance are maintained with, to the best knowledge of the Company, financially sound and reputable insurance companies, funds, or underwriters, are of the kinds and cover such risks, and are in such amounts and with such deductibles and exclusions, as are consistent with prudent business practice. All such policies are, and at all times since the respective dates set forth in Schedule 2.21, have been, in full force and effect, are sufficient for compliance in all respects by the Company with all requirements of law and of all agreements to which it is a party, and provide that they will remain in full force and effect through the respective dates set forth in
Schedule 2.21, and will not terminate or lapse or otherwise be affected in any way by reason of the transactions contemplated hereby.

         2.22. Governmental and Other Third-Party Consents. Except for filings or other notices required by applicable federal and state securities laws (which will be completed by the Company within the applicable periods), no consent, approval, or authorization of, or registration, designation, declaration, or filing with, any governmental authority, federal or other, or any other person is required on the part of the Company in connection with its execution, delivery, or performance of this Agreement and the Ancillary Agreements and its consummation of the transactions contemplated hereby and thereby, or the continued conduct of the present business of the Company after the Closing Date.

         2.23. Employment of Officers, Employees. The Company has delivered to the Purchasers (a) a list setting forth the name and current annual salary and other compensation payable by the Company to each of its employees, which list is true, accurate and correct as of the date of this Agreement, and (b) a list setting forth the names of positions and/or persons the Company intends to fill and/or hire within thirty (30) days of the Closing.

         2.24. Brokers. Except as set forth on Schedule 2.24 hereto, no finder, broker, agent, or other intermediary has acted for or on behalf of the Company in connection with the negotiation or consummation of the transactions contemplated hereby, and no fee will be payable by the Company to any such person in connection with such transactions.

         2.25. Compliance with Other Instruments, Laws, Etc. The Company has complied with, and is in compliance with, (i) all laws, statutes, governmental regulations, judicial or administrative tribunal orders, judgments, writs, injunctions, decrees, and similar commands applicable to it and its business, and all unwaived terms and provisions of all agreements, instruments, and commitments to which it is a party or to which it or any of its assets or properties is subject, except for any non-compliances that, both individually and in the aggregate, have not had and could not reasonably be expected to have a Material Adverse Effect, and (ii) its charter documents and by-laws, each as amended to date. The Company has not committed, been charged with, or, to the Company's knowledge, been under investigation with respect to, nor to the best of the Company's knowledge does there exist, any violation by the Company of any provision of any federal, state, or local law or administrative regulation, except for any violations that, both singly or in the aggregate, have not had and could not reasonably be expected to have a Material Adverse Effect. The Company has and maintains, and Schedule 2.25 sets forth a complete and correct list of, all such licenses, permits, and other authorizations from all such governmental authorities as are legally required for the conduct of its business or in connection with the ownership or use of its properties, except for any such licenses, permits, and other authorizations, the failure to obtain or maintain which in effect, both singly or in the aggregate, has not had and could not reasonably be expected to have a Material Adverse Effect, and all of which (except as specifically described in Schedule 2.25) are in full force and effect in all material respects, and true and complete copies of all of which have been delivered to the Purchasers.

         2.26. Compliance with Securities Laws. Assuming the accuracy of the representations of each Purchaser contained in Section 3 hereof, the offer, issuance, and delivery of the Purchased Shares and other Acquired Securities as contemplated by this Agreement are exempt from the registration requirements of the Securities Act, and are exempt from registration or qualification under applicable states' securities laws. Neither the Company nor anyone acting on its behalf will hereafter offer to sell, solicit offers to buy, or sell any securities of the Company so as to subject the offer, issuance, and sale of the Purchased Shares and other Acquired Securities to the registration requirements of the Securities Act.

         2.27. Real Property Holding Corporation. The Company hereby represents that it is not a "United States real property holding corporation" within the meaning of Section 897 of the Code, as amended, and Treasury
Regulation ss.1.897-2.

         2.28. Foreign Corrupt Practices Act. The Company has not taken any action which would cause it to be in violation of the Foreign Corrupt Practices Act of 1977, as amended, or any rules or regulations thereunder. To the Company's knowledge, there is not now, and there has never been, any employment by the Company of, or beneficial ownership in the Company by, any governmental or political official in any country in the world.

         2.29. Disclosure. No representation or warranty by the Company in this Agreement, in any schedule to this Agreement, or in the Ancillary Agreements, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated herein or therein or necessary to make the statements contained herein or therein not false or misleading. There is no fact or circumstance relating specifically to the current business operations or condition of the Company that could reasonably be expected to result in a Material Adverse Effect that is not disclosed in a Schedule attached hereto.

3. Representations and Warranties of the Purchasers.

         Each Purchaser severally represents and warrants, as to himself, herself, or itself only, as follows: Such Purchaser is an "accredited investor" as defined in Rule 501(a) promulgated under the Securities Act and has such knowledge and experience in financial and business matters that he, she, or it is capable of evaluating the merits and risks of the transactions contemplated under this Agreement. Such Purchaser's financial condition is such that he, she, or it is able to bear all economic risks of investment in the Purchased Shares and other Acquired Securities, including a complete loss of his, her, or its investments therein. The Company has provided such Purchaser with adequate access to financial and other information concerning the Company as requested and such Purchaser has had the opportunity to ask questions of and receive answers from the Company concerning the transactions contemplated by this Agreement and to obtain therefrom any additional information necessary to make an informed decision regarding an investment in the Company. Such Purchaser is acquiring the Purchased Shares and other Acquired Securities solely for investment purposes, with no present intention of distributing or reselling any of the Purchased Shares and other Acquired Securities or any interest therein. Such Purchaser is aware that the Purchased Shares and other Acquired Securities will not be registered under the Securities Act (other than as provided in Section 5.20, below), and that neither the Purchased Shares and other Acquired Securities nor any interest therein may be sold, pledged, or otherwise transferred unless the Purchased Shares or other Acquired Securities are registered under the Securities Act or qualify for an exemption under the Securities Act. Such Purchaser, if not an individual, represents that this Agreement has been duly authorized by all necessary corporate or partnership action on its part. This Agreement has been validly executed by such Purchaser, such Purchaser has all necessary corporate, partnership or other similar power and authority to enter into this Agreement and this Agreement is such Purchaser's legal, valid, and binding obligation, enforceable against such Purchaser in accordance with its terms. The execution, delivery and performance of this Agreement by such Purchaser, if not an individual, will not conflict with or violate the partnership agreement or other organizational or governing documents of such Purchaser. The principal place of business of each Purchaser is as set forth on the signature pages hereto below or besides such Purchaser's name.

4. Intentionally Omitted.

5. Covenants.

         The Company covenants that for so long as any Purchased Shares or other Acquired Securities are outstanding, the Company will comply and cause each of its Subsidiaries, if any, to comply with each of the following covenants. Except as required by applicable law, each Purchaser and each person representing or acting on behalf of such Purchaser will hold in confidence all confidential information of the Company provided or made available to such Purchaser or such person pursuant to this Section 5 until such time as such information has been publicly disclosed other than as a consequence of any breach by any Purchaser or any such person of its confidentiality obligations hereunder.

         5.1.     Intentionally Omitted.

         5.2. Investments. The Company will not have outstanding, or acquire or commit itself to acquire or hold, any investment except (a) investments in corporations, limited liability companies, partnerships or other entities made in the ordinary course of the Company's business (which as of the date hereof is as described in the Company's Registration Statement on Form S-1 as declared effective by the Securities and Exchange Commission on February 15, 2000 (SEC File No. 333-88629), (b) investments in marketable direct obligations issued or guaranteed by the United States of America that mature within one year from the date of acquisition thereof or which are subject to a repurchase agreement, exercisable within ninety (90) days from the date of acquisition of such agreement, with any commercial bank or trust company incorporated under the laws of the United States of America or any State thereof or the District of Columbia, (b) investments in commercial paper maturing within one year from the date of acquisition thereof and having, at the date of acquisition thereof, the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Corporation, (c) investments in bankers' acceptances eligible for rediscount under Federal Reserve Board requirements accepted by any commercial bank or trust company referred to in clause (a) hereof, (d) investments in deposits or certificates of deposit maturing within one year from the date of acquisition thereof issued by any commercial bank or trust company referred to in clause (a) hereof and having capital and surplus of at least $500,000,000, (e) investments in certificates of deposit issued by banks organized under the laws of any other jurisdiction, each having combined capital and surplus of not less than $500,000,000, (f) investments by the Company in any Subsidiary made with the prior approval of the Board of Directors; and (g) investments in money market funds, so long as consistent with the Company's internal investment policy.

         5.3. Annual Statements. As soon as available and in any event within one hundred twenty (120) days after the close of each fiscal year, commencing with the fiscal year ending on December 31, 1999, the Company will deliver to each holder of shares of Series C Preferred Stock, a balance sheet and statements of income, retained earnings, and cash flows, audited by an independent public accounting firm selected by the Company and acceptable to the holders of a majority of the Series C Preferred Stock, showing the financial condition of the Company as of the close of such fiscal year and the results of its operations during such fiscal year. Any "big five" independent public accounting firm shall be deemed acceptable to the holders of the Series C Preferred Stock. Each of the financial statements delivered hereunder will be certified by such accounting firm without material qualification (except any qualifications as the Purchasers holding a majority of the outstanding shares of Series C Preferred Stock, in their discretion, may approve in writing) to have been prepared in accordance with GAAP consistently applied (except for changes in the application of such principles that have been approved by the Company's Board of Directors). This Section 5.3 may be satisfied by delivery of the Company's Annual Report on Form 10-K as filed with the SEC.

         5.4. Quarterly Statements. As soon as available, and in any event within forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year, commencing with the fiscal quarter ending March 31, 2000 the Company will deliver to each holder of shares of Series C Preferred Stock an unaudited balance sheet and statements of income, retained earnings, and cash flows of the Company as of the end of and for such fiscal quarter, certified by the chief financial officer (or other officer acting in a similar capacity, including the Treasurer) of the Company to be true and correct and to have been prepared in accordance with GAAP consistently applied (except for changes in the application of such principles that have been approved by the Company's Board of Directors), subject to the absence of footnotes and to adjustments consisting of normal year-end accruals, the effect of which, both individually and in the aggregate, is not material. This Section 5.4 may be satisfied by delivery of the Company's Quarterly Report on Form 10-Q as filed with the SEC.

         5.5 Intentionally Omitted.

         5.6. Intentionally Omitted.

         5.7. Intentionally Omitted.

         5.8. Intentionally Omitted.

         5.9. Intentionally Omitted.

         5.10. Records and Accounts. The Company will keep true and accurate records and books of account in which full, true, and correct entries will be made so as to permit the preparation of financial statements in accordance with GAAP and maintain adequate accounts and reserves in accordance with good accounting practice for all taxes (including income taxes), all depreciation, depletion, obsolescence, and amortization of its properties, all contingencies, and all other reserves.

         5.11. Corporate Existence; Maintenance of Properties. The Company will preserve and keep in full force and effect its corporate existence, rights, and franchises. The Company will not engage in any business other than as presently conducted by it and businesses reasonably ancillary thereto and will not take any course of action which would result in a substantial change in the nature or character of its business as it is presently conducted, except with the prior approval of the Board of Directors of the Company. The Company will maintain all of its properties used or useful in the conduct of its business in good condition, repair, and working order and cause to be made all necessary repairs, renewals, replacements, betterments, and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section 5.11 will prevent the Company from discontinuing the operation and maintenance of any of such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business and does not in the aggregate materially adversely affect the business of the Company.

         5.12. Insurance. The Company will maintain with, to the best knowledge of the Company, financially sound and reputable insurance companies, funds, or underwriters such insurance of the kinds, covering the risks (including without limitation directors' and officers' liability, which the Company will use its best efforts to obtain within 90 days of the date hereof (pursuant to Section 5.20) and shall thereafter maintain) and in the relative proportionate amounts usually carried by reasonable and prudent companies conducting businesses similar to that of the Company (such insurance coverage at all times to be at least as protective as the insurance currently carried by the Company and described in Schedule 2.21). The Company shall not cause or permit any assignment or change in beneficiary and shall not borrow against any such policy.

         5.13. Taxes. The Company will pay and discharge, or cause to be paid and discharged, before they become delinquent, all taxes, assessments, and other governmental charges imposed upon the Company or any of the properties, sales, or activities of the Company, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies, which, if unpaid might by law give rise to a Lien upon any of its properties; provided, however, that any such tax, assessment, charge, levy, or claim need not be paid if the validity or amount thereof is currently being contested in good faith by appropriate proceedings and if the Company has set aside on its books adequate reserves with respect thereto.

         5.14. Compliance with Laws, Contracts, Licenses, and Permits. The Company will comply in all material respects with (a) its charter documents and by-laws, (b) all judgments, decrees, orders, statutes, rules, and regulations binding on or applicable to the Company or its business or properties, and (c) any agreement or instrument to which it is a party or by which it or any of its properties are subject (including, without limitation, the Ancillary Agreements). If at any time any authorization, consent, approval, permit, or license from any officer, agency, or instrumentality of any government becomes necessary or required in order that the Company may fulfill any of its obligations hereunder, the Company will, after providing adequate written notice to the holders of shares of Series C Preferred Stock, promptly take or cause to be taken all necessary steps within its power to obtain such authorization, consent, approval, permit, or license and will, upon written request, promptly furnish each such holder with evidence thereof.

         5.15. Employee Benefit Plans. The Company will take all actions necessary to maintain, fund, and administer its Employee Benefit Plans in all material respects in accordance with applicable federal, state, and local law.

         5.16. Compensation of Officers and Senior Management. The compensation of all officers and senior management of the Company will be as determined from time to time by the Compensation Committee (if any) of the Board of Directors.

         5.17. Reservation of Shares; Compliance with Securities Laws. The Company has and will continue at all times to reserve the appropriate number of shares of Common Stock solely for the purpose of issuance upon conversion of outstanding shares of Series C Preferred Stock and exercise of the Closing Warrants. The Company will file within the required time periods all filings, notices and other documents required by applicable federal and state securities laws in connection with the transactions contemplated by this Agreement.

         5.18. Senior Management and Employee Non-Disclosure Agreement. The Company will at all times ensure that (a) each employee, including each member of senior management, has executed and delivered to the Company the standard form agreement (approved by the non- management members of the Company's Board of Directors) with respect to the confidentiality of the Company's proprietary and confidential information and the assignment to the Company of any and all rights each employee might have or acquire with respect to technology, inventions, developments, etc., developed in connection with his/her employment with the

Company, and (b) each member of the Company's senior management and certain other key employees, in each case that the Chief Executive Officer and the Chief Operating Officer shall have determined is appropriate, has executed and delivered to the Company a confidentiality, non-disclosure, inventions assignment and non-competition and non-solicitation agreement approved by the non-management members of the Board of Directors.

         5.19. Intentionally Omitted.

         5.20 Registration Requirements.

                  (a) No earlier than April 1, 2000, but no later than May 31, 2000, the Company shall (i) file with the SEC a registration statement on Form S-1 (together with any prospectus included therein, a "Registration Statement") pursuant to Rule 415 of the Securities Act in order to register with the SEC the continuous resale by the Purchasers, from time to time, of all shares of Common Stock constituting Immediately Registrable Securities that may be acquired by the Purchasers, through the Nasdaq SmallCap Market or the facilities of any national securities exchange on which the Common Stock is then traded, or in privately-negotiated transactions, and (ii) use its reasonable best efforts to file an application for listing (a "Listing Application") of such Common Stock on the NASDAQ SmallCap Market (the "NSCM") or any other nationally recognized securities exchange (collectively with the NSCM, the "Exchange"). The Company shall use its best efforts to cause such Registration Statement to be declared effective on or before the 90th day after the Closing Date. The Company shall further cause a Listing Application covering shares of Common Stock issued or issuable in respect of, on exercise of, or on conversion of, or constituting any Acquired Securities to be filed with the Exchange on or before the 120th day following the Closing Date and shall, upon filing thereof, use its reasonable best efforts to cause such securities to be accepted for trading upon the Exchange. Each Purchaser agrees to furnish promptly to the Company in writing all information required for preparation of the Registration Statement or thereafter required from time to time to be disclosed in order to make the information previously furnished to the Company by such holder not misleading.

                  (b) If at any time following the filing of a Registration Statement by the Company, the Company shall qualify to file a registration statement on Form S-3 under the Securities Act, the Company shall thereafter be entitled to replace any Form S-1 registration statement referred to in Section 5.20(a) above with a registration statement on Form S-3 that has been declared effective by the SEC. Any such Form S-3 used to replace a Form S-1 pursuant to this Section 5.20(b), together with any prospectus included in such Form S-3, shall thereafter be referred to as a "Registration Statement" and any Form S-1 that is so replaced shall cease to be referred to by that term for purposes of this Agreement.

                  (c) The Company shall pay all Registration Expenses (as defined below) in connection with any registration, qualification or compliance hereunder, and each Purchaser shall pay all Selling Expenses (as defined below) and other expenses that are not Registration Expenses relating to the Common Stock resold by such Purchaser. "Registration Expenses" shall mean all expenses, except for Selling Expenses, incurred by the Company in complying with the registration provisions herein described, including without limitation, all registration, qualification and filing fees (including all SEC and Nasdaq fees), printing expenses, escrow fees, fees and disbursements of counsel for the Company and for any underwriter (unless paid by such underwriter), blue sky fees and expenses, the expense of any special audits incident to or required by any such registration and the reasonable fees and disbursements of one counsel to all selling Purchasers. "Selling Expenses" shall mean only selling commissions, underwriting discounts and stock transfer taxes applicable to the Common Stock sold by each Purchaser and all fees and disbursements of counsel for any Purchaser (which counsel, if any, shall be additional to the one counsel to all selling Purchasers referenced in the preceding sentence).

                  (d) In the case of the registration effected by the Company pursuant to these registration provisions, the Company will use its best efforts to:

                           (1) keep such registration statement on Form S-1 or
Form S-3 effective until the earlier of (A) the second anniversary of the date on which the Registration Statement first becomes effective, (B) the date as of which all of the Immediately Registrable Securities have been resold, or (C) the time as of which all of the Common Stock held by the Purchasers can be sold within a given three-month period without compliance with the registration requirements of the Securities Act pursuant to Rule 144;

                           (2) prepare and file with the SEC such amendments and
supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the Registration Statement;

                           (3) furnish such number of prospectuses and other
documents incident thereto, including any amendment of or supplement to the prospectus, as a Purchaser from time to time may reasonably request;

                           (4) cause all Common Stock registered as described
herein to be listed on each securities exchange and quoted on each quotation service on which the common equity securities of the Company are then listed or quoted;

                           (5) provide a transfer agent and registrar for all
Common Stock registered pursuant to the Registration Statement and a CUSIP number for all such Common Stock;

                           (6) otherwise use its best efforts promptly to comply
with all applicable rules and regulations of the SEC;

                           (7) file the documents required of the Company and
otherwise use its best efforts promptly to obtain, if applicable, and maintain requisite blue sky clearance in (A) all jurisdictions in which any of the Acquired Securities are originally sold, and (B) all other states specified in writing by a Purchaser, provided as to clause (B), however, that the Company shall not be required to qualify to do business or consent to service of process in any state in which it is not now so qualified or has not so consented; and

                           (8) with respect to the initial filing of the
Registration Statement as of the date of declaration of effectiveness, obtain an opinion of counsel to the Company in customary form and reasonably acceptable to each Purchaser addressed to each Purchaser selling registrable securities pursuant to the Registration Statement. The Company shall use its best efforts to qualify for use of Form S-1 or Form S-3 under the Securities Act to register the resale of the Common Stock issuable upon the conversion of the Shares and to maintain such qualification during the periods described in subsection (c)(i) hereof and to be listed on the Nasdaq SmallCap market and maintain such listing unless listed on NASDAQ NMS or another national exchange.

                  (e) The Company shall furnish to each Purchaser upon request a reasonable number of copies of the prospectus and a supplement to or an amendment of such prospectus as may be necessary in order to facilitate the public sale or other disposition of all or any of the Common Stock held by the Purchaser.

                  (f) With a view to making available to the Purchasers the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit a Purchaser to sell Common Stock to the public without registration or pursuant to registration, the Company covenants and agrees to: (i) make and keep public information available, as those terms are understood and defined in Rule 144, until the earlier of (A) the second anniversary of the Closing Date or
(B) the date as of which all of the Common Stock shall have been resold: (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the Exchange Act; and (iii) furnish to any Purchaser upon request, as long as the Purchaser owns any Common Stock, (A) a written statement by the Company that it has complied with the reporting requirements of the Exchange Act, (B) a copy of the most recent annual or quarterly report of the Company, and (C) such other information as may be reasonably requested in order to avail any Purchaser of any rule or regulation of the SEC that permits the selling of any such Common Stock without registration.

                  (g) The Company may, at any time, refuse to permit a Purchaser to resell any Common Stock pursuant to the Registration Statement; provided, however, that in order to exercise this right at any time, the Company must deliver a certificate in writing to the Purchasers, signed by a senior executive officer of the Company, to the effect that suspension of the sale of shares under the Registration Statement until such time as the Company can make an appropriate filing with the SEC is necessary in the good faith determination of the Company's Board of Directors because a sale pursuant to the Registration Statement, in its then current form, would be reasonably likely to constitute a violation of the federal securities laws, which certificate shall specify whether such filing is required to correct information in the Registration Statement which was incorrect when included therein (a "Corrective Filing") or to update or supplement the information therein to reflect new information (a "Supplemental Filing"). In such an event, the Company shall use its best efforts to amend the Registration Statement if necessary and take all other actions necessary to allow such sale under the federal securities laws, and shall notify the Purchasers promptly after it has determined that such sale has become permissible under the federal securities laws. Notwithstanding the foregoing, the Company shall not be entitled to exercise its right to suspend any sales under the Registration Statement for a Corrective Filing more than one (1) time in any twelve (12) month period, and the Company shall use its best efforts to limit any period during which such Registration Statement may be withdrawn, whether for a Corrective Filing or a Supplemental Filing, to a period not in excess of thirty (30) days; provided, that all officers and directors of the Company, and any other Persons to whom the Company has given registration rights, also agree to suspend the sales of any of the Company's securities owned by such Person during any such period.

        5.21 Indemnification and Contribution.

                  (a) The Company agrees to indemnify and hold harmless each Purchaser and its officers, directors, controlling persons and affiliates from and against any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) to which such Purchaser may become subject (under the Securities Act, state law, common law or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any untrue statement of a material fact contained in, or omission of a material fact from, the Registration Statement, or arise out of any failure by the Company to fulfill any undertaking included in the Registration Statement or this Agreement, and the Company will, as incurred, reimburse such Purchaser for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided however, that the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon, an untrue statement made in such Registration Statement in reliance upon and in conformity with information furnished to the Company in writing by or on behalf of such Purchaser specifically for use in preparation of the Registration Statement. The Company will reimburse the Purchasers for any legal or other expenses reasonably incurred and documented in investigating, defending or preparing to defend any such action, proceeding or claim notwithstanding the absence of a judicial determination as to the propriety and enforceability of the obligations under this section and the possibility that such payments might later be held to be improper, provided, that to the extent any such payment is ultimately held to be improper, the persons receiving such payments shall promptly refund them.

                  (b) Each Purchaser, severally and not jointly, agrees to indemnify and hold harmless the Company from and against any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) to which the Company may become subject (under the Securities Act, state law, common law or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, an untrue statement made in such Registration Statement in reliance upon and in conformity with information furnished to the Company in writing by or on behalf of such Purchaser specifically for use in preparation of the Registration Statement; provided, however, that no Purchaser shall be liable in any such case for any untrue statement included in any Prospectus which statement has been corrected, in writing, by such Purchaser and delivered to the Company before the sale from which such loss occurred and in no event shall any Purchaser be liable for any amount in excess of the net proceeds received for the sale of its Common Stock pursuant to such Registration Statement.

                  (c) Promptly after receipt by any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 5.21, such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, and, subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person and the indemnifying person shall have been notified thereof, the indemnifying person shall be entitled to participate therein, and, to the extent that it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to the indemnified person. After notice from the indemnifying person to such indemnified person of the indemnifying person's election to assume the defense thereof, the indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof; provided, however, that if there exists or shall exist a conflict of interest that would make it inappropriate in the reasonable judgment of the indemnified person for the same counsel to represent both the indemnified person and such indemnifying person or any affiliate or associate thereof, the indemnified person shall be entitled to retain its own counsel at the expense of such indemnifying person.

                  (d) If the indemnification provided for in this Section 5.21 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) hereof in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or a Purchaser on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Purchasers agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages, or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Purchaser shall be required to contribute any amount in excess of the amount, if any, by which the amount received by the Purchaser from the sale of the Common Stock to which such loss relates exceeds the amount of any damages which such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Purchasers' obligations in this subsection (d) to contribute are several in proportion to their respective sales of Common Stock.

         5.22 U.S. Real Property Holding Corporation. The Company covenants that it will operate in a manner such that it will not become a "United States real property holding corporation" as that term is defined in Section 897(c)(2) of the Internal Revenue Code of 1986, as amended ("USRPHC"), and the regulations thereunder. The Company agrees to make determinations as to its status as a USRPHC, and will file statements concerning those determinations with the Internal Revenue Service, in the manner and at the times required under Reg. 1.897-2(h), or any supplementary or successor provision thereto. Within 30 days of a request from a Purchaser, the Company will inform the requesting party, in the manner set forth in Reg. 1.897-2(h) or any supplementary or successor provision thereto, whether that party's interest in the Company constitutes a United States real property interest (within the meaning of Internal Revenue Code Section 897(c)(1) and the regulations thereunder) and whether the Company has provided to the Internal Revenue Service all required notices as to its USRPHC status.

         5.23 Permitted Transactions. Notwithstanding any contrary provision hereof, the> Company shall have the right to effect any of the transactions or other actions set forth on Schedule 5.23 hereto without prior notice to, or the prior consent of the holders of, the Series C Preferred Stock being required in connection therewith, and no such transaction or action shall constitute a breach of any covenant set forth herein.

         5A. Pre-Emptive Rights.

                  5A.1. Participation Rights. Subject to the exclusions set forth in Section 5A.3 below, and to the provisions of the following sentence in this Section 5A.1, if at any time after the Closing and prior to the earlier of
(x) a Qualified Public Offering and (y) the date one (1) year after the occurrence of Closing, the Company authorizes the offer, issuance, or sale, or offers, issues or sells to any Person (the "Offeree") any shares of Common Stock, Derivative Securities (as defined in the Purchase Agreement) or other securities of the Company (whether as newly issued shares or other securities or from the Company's treasury) in an offering not registered under the Securities Act, the Company will first offer to sell, by written notice, to each holder of shares of Series C Preferred Stock a portion (such holder's "Portion") of such shares or securities authorized to be offered, issued or sold, or proposed to be offered, issued or sold equal to the product obtained by multiplying (i) the number of such shares or securities authorized to be offered, issued or sold, or proposed to be offered, issued or sold, by (ii) the quotient obtained by dividing (A) the number of shares of Common Stock held by such holder of Series C Preferred Stock (for this purpose including on an as-if-converted basis the shares of Conversion Stock held by such holder), by
(B) the sum of (I) the aggregate number of shares of Common Stock issued and outstanding as of such date and (II) the aggregate number of shares of Conversion Stock (calculated on an as-if-converted basis).

                  5A.2. Procedure. Each holder of Series C Preferred Stock will be entitled (but not obligated) to purchase all or part of such holder's Portion at the same price and on the same terms as such stock or securities are to be offered to the Offeree. Each such holder may exercise such purchase rights within 10 days after receipt of written notice from the Company describing in reasonable detail the stock or securities to be offered to the Offeree, the purchase price thereof, the payment terms, and such holder's percentage allotment. If any such holder fails in whole or in part to exercise the purchase rights hereunder within such 10-day period (other than by reason of the Company's failure to comply with the provisions of this Section 5A), then the other holders of Series C Preferred Stock shall have the right to acquire such Portion (which right may be exercised by any such holder by indication in such holder's notice to the Company of its exercise of purchase rights hereunder such holder's desire to acquire additional securities, or otherwise). If oversubscribed for, any such Portion not purchased by the holder initially entitled thereto shall be allocated among the other holders of Purchased Shares desiring to acquire such Portion pro rata in proportion to the numbers of shares of Common Stock held by each such other holder (including for this purpose shares of Conversion Stock, calculated on an as-if-converted basis). The Company may sell so much, and only so much, of any Portion as to which no holders of Series C Preferred Stock, having been offered the right to purchase such Portion in accordance with all of the provisions of this Section 5A, have exercised such purchase rights, to the Offeree at the same price and on the same terms as those offered to such holder, provided, that if the whole of such holder's Portion of such securities is not sold to the Offeree within 60 days following the lapse of the 10-day exercise period provided to the holders of Series C Preferred Stock, such unsold securities will once again be subject to the purchase rights hereunder. In the event that shares of Common Stock or Derivative Securities are authorized to be issued and sold by the Company for services, property, or other non-cash consideration, each holder of Series C Preferred Stock will be allowed to participate in such issue and sale by substituting cash in the amount of the fair market value, per share, of such non-cash consideration.

                  5A.3. Excluded Transactions. The prohibitions and rights provided in this Section 5A will not apply to (i) shares of Common Stock issued by the Company pursuant to stock dividends, stock splits, recapitalizations, and similar transactions; (ii) shares of Common Stock issued upon conversion or exchange, directly or indirectly, of the Series C Preferred Stock; (iii) options or other rights to purchase or receive Common Stock, and any shares of Common Stock issued upon the exercise thereof or upon such a purchase, in each case to officers, directors, consultants, agents and employees of the Company pursuant to the Company's incentive stock option plan or other equity incentive plan, each as approved by a majority of the non-management members of the Board of Directors; (iv) shares of Common

Stock issued pursuant to a registration statement on Form S-4 or Form S-8 (or any applicable successor form); (v) non-cash consideration issued or paid in connection with the acquisition of another entity (whether through merger or otherwise), provided, that such issuance is otherwise permitted under the terms of the Company's Certificate of Incorporation; (vi) securities issued in any transaction for a strategic purpose and not primarily to raise equity capital; and (vii) warrants to purchase capital stock of the Company (and the capital stock issued upon exercise thereof) issued to a national banking association and which shall not result in the right of such national banking association to purchase greater than 1% of the capital stock of the Company on a fully-diluted basis.

                  5A.4. Termination of Rights. The prohibitions and rights provided for in this Section 5A shall terminate automatically upon the closing of a Qualified Public Offering.

6. Registration and Transfer of Securities.

         6.1. Transfer and Exchange of Capital Stock. The Company will maintain at its principal executive office a register in which will be entered the names and addresses of the holders of the capital stock and the particulars (including without limitation the class thereof) of the respective capital stock held by them and of all transfers of shares of capital stock or conversions of shares of capital stock from one class to another. Upon surrender at such office of any certificate representing shares of capital stock for registration of conversion, exchange, or (subject to compliance with applicable federal and state securities laws and the applicable provisions of this Agreement, including without limitation the conditions set forth in Section 7.2 hereof) transfer, the Company will issue, at its expense, one or more new certificates, in such denomination or denominations as may be requested, for shares of such capital stock and registered as such holder may request. Any certificate representing shares of capital stock surrendered for registration of transfer will be duly endorsed, or accompanied by a written instrument of transfer duly executed by the holder of such certificate or his attorney duly authorized in writing. The Company will pay shipping and insurance charges, from and to each holder's principal office, upon any transfer, exchange, or conversion provided for in this Section 6.1.

         6.2. Replacement of Purchased Shares. In the case of any loss, theft, destruction, or mutilation of the certificate representing any Purchased Shares, upon receipt of evidence thereof reasonably satisfactory to the Company, and (i) in the case of any such loss, theft, or destruction, upon delivery of an indemnity bond in such reasonable amount as the Company may determine, or (ii) in the case of any such mutilation, upon the surrender to the Company at its principal office of such mutilated certificate for cancellation, the Company will execute and deliver, in lieu thereof, new certificates of like tenor. Any old stock certificate in lieu of which any such new stock certificate has been so executed and delivered by the Company will not be deemed to be outstanding for any purpose of this Agreement or otherwise.

         6.3. Reliance on Register. The Company may rely for all purposes hereunder on record ownership as shown on the register described in this Section 6 (except to the extent that such register fails to reflect a transfer of which the Company received due notice in accordance with Section 7.2 of this Agreement).

7. Restrictions on Transfer.

         7.1. General Restriction. Subject to Section 10.6, the Purchased Shares and all securities issued in exchange therefor or upon conversion or exercise thereof (for purposes of this Section 7, the "Restricted Securities"), will be transferable only upon the satisfaction of the conditions set forth in this
Section 7. Any transfer or purported transfer in violation of this Section 7 will be void.

         7.2. Notice of Transfer. Subject to Section 10.6, prior to any transfer of any Restricted Securities, the holder thereof will give written notice to the Company describing in reasonable detail the manner and terms of the proposed transfer and the identity of the proposed transferee, accompanied by the written agreement of the proposed transferee to be bound by all of the provisions hereof applicable to holders of such Restricted Securities hereunder or thereunder. The Company may request an opinion of counsel of such holder prior to such transfer to the effect that such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended.

         7.3. Restrictive Legends. For so long as the Purchased Shares remain subject to the restrictions on transfer set forth in this Section 7, the certificates representing such Purchased Shares will bear restrictive legends in substantially the following forms:

         "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and may be transferred only pursuant to an effective registration statement under the Securities Act or in accordance with an applicable exemption from the registration requirements of the Securities Act."

         "The securities represented by this certificate are subject to certain restrictions on transfer set forth in a Series C Preferred Stock Purchase Agreement, dated as of March 3, 2000, by and among the issuer of such securities and the registered holder of this certificate (or such holder's predecessor-in-interest) and certain others. A copy of such agreement is on file and may be inspected by the registered holder of this certificate at the principal executive office of the issuer."

         7.4. Termination of Restrictions. The restrictions imposed by this
Section 7 upon the transferability of Restricted Securities will terminate as to any particular Restricted Securities when such Restricted Securities have been sold pursuant to an effective registration statement under the Securities Act, or pursuant to Rule 144 under the Securities Act or any other exemption from the registration requirements of the Securities Act pursuant to which the transferee receives securities that are not "restricted securities" within the meaning of that term as defined in Rule 144(a)(3). Whenever any of such restrictions terminates as to any Restricted Securities, the holder thereof will be entitled to receive from the Company, at the Company's expense, new certificates representing such Purchased Shares, without restrictive legends.

8. Expenses; Indemnification.

         (a) Whether or not the transactions contemplated by this Agreement are consummated (and whatever the reason or cause for any such failure to consummate except for an affirmative termination by the Purchasers or the failure of the Purchasers to negotiate in good faith), the Company hereby agrees to pay on demand all reasonable out-of-pocket and due diligence expenses incurred by the Purchasers in connection with any amendments or waivers (whether or not the same become effective) hereof from time to time. In addition, the Company hereby agrees to pay on demand all reasonable out-of-pocket expenses (including without limitation the reasonable fees and charges for disbursements of one counsel to the Purchasers) incurred by the Purchasers or any holder of any of the Purchased Shares and any other Acquired Securities issued hereunder in connection with the enforcement of any rights hereunder, or with respect to any of the Purchased Shares, including without limitation, (a) the cost and expenses of preparing and duplicating this Agreement and the Purchased Shares and any other Acquired Securities; (b) the cost of delivering to each Purchaser's principal office, insured to such Purchaser's satisfaction, the Purchased Shares and any other Acquired Securities sold to such Purchaser hereunder and any Purchased Shares and any other Acquired Securities delivered to such Purchaser in exchange therefor or upon any conversion, exercise, exchange, or substitution thereof; and (c) all taxes (other than taxes determined with respect to the income of a Purchaser), including any recording fees and filing fees and documentary stamp and similar taxes at any time payable in respect of this Agreement or the issuance of any of the Purchased Shares and any other Acquired Securities.

         (b) All covenants, agreements, representations, and warranties made herein or in the Ancillary Agreements or any other document referred to herein or delivered to the Purchasers pursuant hereto will be deemed to have been relied on by the Purchasers, notwithstanding any investigation made by or on behalf of the Purchasers, and will survive the Closing. The Company will indemnify, defend, and hold harmless each Purchaser, and each of such Purchaser's partners, stockholders, officers, directors, employees, agents, and representatives, from and against any and all Damages incurred by any of them in any capacity and resulting from or relating to the breach by the Company of any of its representations, warranties, covenants, or agreements contained in this Agreement or in the Ancillary Agreements or any other document referred to herein or delivered to the Purchasers pursuant hereto, for two (2) years after the date on which each event or occurrence (or other act or omission) giving rise to the right to indemnification hereunder occurs.

         (c) The obligations of the Company under this Section 8 will survive transfer of the Purchased Shares and any other Acquired Securities and the termination of this Agreement.

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



9. Definitions.

         9.1. Certain Defined Terms. For all purposes of this Agreement the following terms will have the meanings set forth or cross-referenced in this
Section 9:

         "Acquired Securities" means (i) the Purchased Shares, (ii) the Closing Warrant, (iii) any shares of the Common Stock of the Company issued and/or issuable upon exercise of the Closing Warrant, (iv) any Dividend Shares, (v) any securities issued and/or issuable upon conversion of the Purchased Shares or the Dividend Shares, and (vi) any securities issued and/or issuable in respect of any of the foregoing upon the occurrence of an Adjustment Event or upon exercise or conversion of any of the foregoing.

         "Adjustment Event" means the occurrence of any of the following with respect to any relevant Person and/or any relevant class of its equity securities: a stock dividend, stock split, exchange, combination or division of shares or other equity interests, recapitalization, reclassification, merger, consolidation, reorganization, or the like.

         "Affiliate" means any other person directly or indirectly controlling, controlled by, or under direct or indirect common control with the Company (or other referenced person) and includes without limitation, (a) any person who is an officer, director, or direct or indirect beneficial holder of at least 5% of the then outstanding capital stock of the Company (or other referenced person), and any of the Family Members of any such person, (b) any person of which the Company (or other referenced person) and/or its Affiliates (as defined in clause
(a) above), directly or indirectly, either beneficially own(s) at least 5% of the then outstanding equity securities or constitute(s) at least a 5% equity participant, (c) in the case of a specified person who is an individual, Family Members of such person, and (d) in the case of the Purchasers, any entities for which a Purchaser or any of its Affiliates serve as general partner and/or investment adviser or in a similar capacity, and all mutual funds or other pooled investment vehicles or entities under the control or management of such Purchaser or the general partner or investment adviser thereof, or any Affiliate of any of them, or any Affiliates of any of the foregoing.

         "Affiliated Group" has the meaning given to it in Section 1504 of the Code, and in addition includes any analogous combined, consolidated, or unitary group, as defined under any applicable state, local, or foreign income Tax law.

         "Ancillary Agreements" means the Certificate of Designation, the Shareholder Rights Agreement, the Registration Rights Agreement, the Closing Warrants, and any other agreement or document delivered or executed in connection with this Agreement.

         "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

         "Certificate of Designation" means the Certificate of Designation of Powers, Preferences and Rights of the Series C Convertible Participating Preferred Stock substantially in the form of Exhibit F hereto.

         "Charter" means the Certificate of Incorporation including the Certificate of Designation.


         "Closing Warrant" means a warrant, in form and substance substantially in the form of Exhibit C hereto, exercisable by each Purchaser for such number of shares of Common Stock of the Company as is set forth opposite such Purchaser's name on Exhibit A hereto.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Common Stock" means the common stock, $0.001 par value per share, of the Company.


         "Damages" means all damages, losses, claims, demands, actions, causes of action, suits, litigations, arbitrations, liabilities, costs, and expenses, including without limitation court costs and the fees and expenses of counsel and experts.

         "Derivative Securities" means (i) all shares of stock and other securities that are convertible into or exchangeable for shares of Common Stock, and (ii) all options, warrants, and other rights to acquire shares of Common Stock or any class of stock or other security or securities convertible into or exchangeable for shares of Common Stock or any class of stock of other security.

         "Dividend Shares" means any shares of Series C Preferred, Common Stock, or any other securities of the Company paid or payable as a dividend in respect of any of the Acquired Securities pursuant to the terms of the Charter.

         "Environmental Laws" means, collectively, the Resource Conservation and Recovery Act, CERCLA, the Superfund Amendments and Reauthorization Act of 1986, the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, and any and all state or local statutes, regulations, ordinances, orders, and decrees relating to health, safety, or the environment, each, as the case may be, as amended.

         "EPA" means the United States Environmental Protection Agency.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Family Members" means, as applied to any individual, any parent, spouse, child, spouse of a child, brother or sister of the individual, and each trust created for the benefit of one or more of such persons and each custodian of a property of one or more such persons and the estate of any such persons.

         "GAAP" means generally accepted accounting principles that are (i) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, (ii) applied on a basis consistent with prior periods, and (iii) such that, insofar as the use of accounting principles is pertinent, a certified public accountant could deliver an unqualified opinion with respect to financial statements in which such principles have been properly applied.

         "Hazardous Substances" means, collectively, any hazardous waste, as defined by 42 U.S.C. ss. 6903(5), any hazardous substances as defined by 42 U.S.C. ss. 9601(14), any pollutant or contaminant as defined by 42 U.S.C. ss. 9601(33), or any toxic substance, methane gas, oil, or hazardous materials or other chemicals or substances regulated by any Environmental Laws.

         "Immediately Registrable Securities" means any shares of Common Stock issued or issuable (i) on conversion of any Purchased Shares, and (ii) on exercise of any Closing Warrant, and (iii) on conversion of any Dividend Shares, and, in the case of any of (i), (ii) or (iii), any securities issued in exchange or respect of any of thereof, including upon the occurrence of an Adjustment Event.

         "Indebtedness" means (a) all indebtedness for borrowed money, whether current or long-term, or secured or unsecured, (b) all indebtedness for the deferred purchase price of property or services represented by a note or security agreement, (c) all indebtedness created or arising under any conditional sale or other title retention agreement (even though the rights and remedies of the seller or lender under such agreement in the event of default may be limited to repossession or sale of such property), (d) all indebtedness secured by a purchase money mortgage or other lien to secure all or part of the purchase price of property subject to such mortgage or lien, (e) all obligations under leases that have been or must be, in accordance with GAAP, recorded as capital leases in respect of which it is liable as lessee, (f) any liability in respect of banker's acceptances or letters of credit, and (g) all indebtedness of any person that is directly or indirectly guaranteed by the Company or that it has agreed (contingently or otherwise) to purchase or otherwise acquire or in respect of which it has otherwise assured a creditor against loss.

         "Liens" means any and all liens, claims, mortgages, security interests, charges, encumbrances, and restrictions on transfer of any kind, except: (i) in the case of references to securities, any of the same arising under applicable securities laws solely by reason of the fact that such securities were issued pursuant to exemptions from registration under such securities laws, (ii) real estate taxes not yet due and payable, and (iii) any lien in favor of any landlord for unpaid rent, additional rent, or other charges, which lien is created by statute or under any lease under which the Company or any of its Subsidiaries is lessee.

         "Material Adverse Effect" means, with reference to the Company, a material adverse effect on the condition (financial or otherwise), operations, business, assets, or prospects of the Company, or on its ability to consummate the transactions hereby contemplated.

         "Person" or "person" (regardless of whether capitalized) means any natural person, entity, or association, including without limitation any corporation, partnership, limited liability company, government (or agency or subdivision thereof), trust, joint venture, or proprietorship.

         Qualified Public Offering means a public offering of shares of the Company's Common Stock pursuant to an effective registration statement on Form S-1, or successor form, of the Securities and Exchange Commission, pursuant to which the per share price to the public is not less than 250% of the Per Share Purchase Price (as adjusted equitably on the occurrence of an Adjustment Event) and the gross proceeds to the Company are not less than $20,000,000.

         "Registration Rights Agreement" means the Registration Rights Agreement, dated as of the date hereof, among the Company and the Purchasers, in the form of the attached Exhibit E.

         "Securities Act" means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Securities and Exchange Commission thereunder, all as the same are in effect at the relevant time of reference.

         "Series A Preferred Stock" means the Series A Convertible Preferred Stock, par value $0.01 per share, of the Company, the terms of which are set forth in the Charter.

         "Series B Preferred Stock" means the Series B Convertible Preferred Stock, $0.01 par value per share, of the Company, the terms of which are set forth in the Charter.

         "Series C Preferred Stock" means the Series C Convertible Participating Preferred Stock, $0.01 par value per share, of the Company, the terms of which are set forth in the Charter.

         "Subsidiary" or "Subsidiaries" means, with respect to any person, any corporation a majority (by number of votes) of the outstanding shares of any class or classes of which are at the time owned by such person or by a Subsidiary of such person, if the holders of the shares of such class or classes
(a) are ordinarily, in the absence of contingencies, entitled to vote for the election of a majority of the directors (or persons performing similar functions) of the issuer thereof, even though the right so to vote has been suspended by the happening of such a contingency, or (b) are at the time entitled, as such holders, to vote for the election of a majority of the directors (or persons performing similar functions) of the issuer thereof, whether or not the right so to vote exists by reason of the happening of a contingency.

         "Tax" or "Taxes" means any federal, state, local, or foreign income, gross receipts, franchise, estimated, alternative minimum, add-on minimum, sales, use, transfer, registration, value added, excise, severance, stamp, occupation, premium, windfall profit, customs, duties, real property, personal property, capital stock, intangibles, social security, unemployment, disability, payroll, license, employee, or other tax or levy, of any kind whatsoever, including any interest, penalties, or additions to tax in respect of the foregoing.

         "Tax Return" means any return, declaration, report, claim for refund, information return, or other document (including any related or supporting estimates, elections, schedules, statements, or information) filed or required to be filed in connection with the determination, assessment, or collection of any Tax or the administration of any laws, regulations, or administrative requirements relating to any Tax.

         9.2. Terms Defined Elsewhere. The following terms are defined herein in the sections identified below:

               Term                                       Section
               ----                                       -------
               Agreement                                  Preamble
               Aggregate Purchase Price                      1.1
               Closing                                       1.3
               Closing Date                                  1.3
               Company                                    Preamble
               Employee Benefit Plan                         2.18(a)
               Exchange                                      5.20(a)
               Listing Application                           5.20(a)
               Most Recent Balance Sheet                     2.8(a)
               Per Share Purchase Price                      1.1
               Proprietary Information                       2.20
               Purchased Shares                              1.1
               Purchaser(s)                               Preamble
               Registration Expenses                         5.20(a)
               Restricted Securities                         7.1
               Selling Expenses                              5.20(a)


10. Miscellaneous Provisions.

         10.1. Amendments, Consents, Waivers.

                  (a) This Agreement or any provision hereof may be amended or terminated by the agreement of the Company and the holders of a two-thirds majority of the outstanding shares of Series C Preferred Stock, and the observance of any provision of this Agreement that is for the benefit of the holders of Series C Preferred Stock may be waived (either generally or in a particular instance, and either retroactively or prospectively), and any consent, approval, or other action to be given or taken by the holders of Series C Preferred Stock pursuant to this Agreement may be given or taken by the waiver, consent, approval or other action of the holders of a two-thirds majority of the outstanding shares of Series C Preferred Stock on behalf of all of the holders of shares of Series C Preferred Stock; provided, however, that any Purchaser may in writing waive, as to itself only, the benefits of any provision of this Agreement.

                  (b) No course of dealing between the Company and any of the Purchasers will operate as a waiver of any of the Company's or any Purchaser's rights under this Agreement. No waiver of any breach or default hereunder will be valid unless in a writing signed by the waiving party. No failure or other delay by any person in exercising any right, power, or privilege hereunder will be or operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power, or privilege.

         10.2. Notices. All notices, requests, payments, instructions or other documents to be given hereunder will be in writing or by written telecommunication, and will be deemed to have been duly given if (i) delivered personally (effective upon delivery), (ii) mailed by certified mail, return receipt requested, postage prepaid (effective five business days after dispatch), (iii) sent by a reputable, established courier service that guarantees overnight delivery (effective the next business day) or (iv) dispatched by telecopier if the telecopy is received in complete, readable form (effective upon dispatch), addressed as follows (or to such other address as the recipient party may have furnished to the sending party for the purpose pursuant to this Section 10.2):

                  (a) If to the Company:

                      Net Value Holdings, Inc.
                      Two Penn Center Plaza, Suite 605
                      Philadelphia, PA 19102
                      Attention: Mr. Andrew Panzo, President & CEO Telecopier No. (215) 564-3133

                      with copies sent at the same time and by the same means to:

                      Klehr, Harrison, Harvey, Branzburg & Ellers
                      260 S. Broad Street
                      Philadelphia, PA 19102-5003
                      Attention:  Lawrence D. Rovin, Esq.
                      Telecopier No.  (215) 568-6603

                  (b) If to any Purchaser, to the address of such Purchaser set forth in the register referred to in Section 6.1 of this Agreement,

         10.3. Counterparts. This Agreement may be executed by the parties in separate counterparts, each of which when so executed and delivered will be an original, but all of which together will constitute one and the same instrument. In pleading or proving this Agreement, it will not be necessary to produce or account for more than one such complete counterpart.

         10.4. Captions. The captions of sections or subsections of this Agreement are for reference only and will not affect the interpretation or construction of this Agreement.

         10.5. Binding Effect and Benefits. This Agreement will bind and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Except as otherwise provided in this Agreement, the provisions of this Agreement that are for the Purchasers' benefit will inure to the benefit of all permitted transferees of Acquired Securities, and the applicable provisions of this Agreement that bind the Purchasers will bind all transferees of Acquired Securities. Nothing in this Agreement is intended to or will confer any rights or remedies on any person other than the parties hereto and their respective successors and permitted assigns.

         10.6. Assignment. This Agreement and the rights and obligations hereunder may not be assigned by the Company. Notwithstanding the provisions set forth in Section 7, this Agreement and the rights and obligations hereunder and the Purchased Shares may be transferred by each of the Purchasers in its sole discretion at any time, in whole or in part, including without limitation transfers to any of the Affiliates or Affiliated Groups of the transferor, without the consent of any other party hereto.

         10.7. Construction. The language used in this Agreement is the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against either party.

         10.8. Further Assurances. From time to time on and after the Closing Date, the Company will promptly execute and deliver all such further instruments and assurances, and will promptly take all such further actions, as the Purchasers or any of them may reasonably request in order more effectively to effect or confirm the transactions contemplated by this Agreement and/or any of the Ancillary Agreements and to carry out the purposes hereof and thereof.

         10.9. Severability. No invalidity or unenforceability of any section of this Agreement or any portion thereof will affect the validity or enforceability of any other section or the remainder of such section.

         10.10. Equitable Relief. Each of the parties acknowledges that any breach by such party of his, her, or its obligations under this Agreement would cause substantial and irreparable damage to one or more of the other parties and that money damages would be an inadequate remedy therefor. Accordingly, each party agrees that the other parties or any of them will be entitled to an injunction, specific performance, and/or other equitable relief to prevent the breach of such obligations.

         10.11. Entire Agreement. This Agreement, together with the exhibits and schedules hereto and the Ancillary Agreements, contains the entire understanding and agreement among the parties, or between or among any of them, and supersedes any prior understandings or agreements between or among any of them, with respect to the subject matter hereof.

         10.12 Publicity. The Purchasers or any of them will have the right to publicize their investment in the Company as contemplated hereby by means of a "tombstone" advertisement or other customary advertisement in newspapers and other media.

         10.13. Governing Law. This Agreement will be governed by and interpreted and construed in accordance with the internal laws of the Commonwealth of Massachusetts, as applied to agreements under seal made, and entirely to be performed, within Massachusetts.


              [The rest of this page is intentionally left blank.]

         IN WITNESS WHEREOF, the Company and each of the Purchasers have executed this Series C Preferred Stock Purchase Agreement as an agreement under seal on and as of the date first above written.


COMPANY:                             NET VALUE HOLDINGS, INC.
-------


                                     By___________________________
                                     Name: Andrew P. Panzo
                                     Title:


PURCHASERS:
----------

                                     CATALYST PARTNERS


                                     By___________________________
                                     Name: Allison Rosen
                                     Title:

                                     TGT CAPITAL PARTNERS, L.P.


                                     By___________________________
                                     Name: Campbell Gibson
                                     Title:

                                     NARRAGANSETT ONE, L.P.


                                     By___________________________
                                     Name: Joseph L. Dowling III
                                     Title:

                                     EMERGENT CAPITAL INVESTMENTS


                                     By__________________________
                                     Name: Mark Waldron
                                     Title:

                                     GAVLEBORGE LANSFORSAKRINGER


                                     By________________________
                                     Name: Janexel Nasman
                                     Title:

                                     THE NORTON HERRICK IRREVOCABLE SECURITIES
                                     TRUST


                                     By_______________________
                                     Name: Howard Herrick
                                     Title:

                                     FORMULA FUND MANAGEMENT LLC


                                     By_______________________
                                     Name: William Dobbs
                                     Title:

                                     ACIE/NET VALUE, LLC


                                     By_______________________
                                     Name: Jay Howard
                                     Title:

                                     SAJ (IOM) LTD.


                                     By_______________________
                                     Name: Simon Kippax
                                     Title:

                                     MONTROSE INVESTMENTS L.P.


                                     By_______________________
                                     Name: Will Rose
                                     Title:

                                     THE ANEGADA FUND, LTD.


                                     By_______________________
                                     Name: Gregory Swart
                                     Title:


                                     TONGA PARTNERS, L.P.


                                     By_______________________
                                     Name: J. Carlo Cannel
                                     Title:

                                     ASPEN INTERNATIONAL, LTD.


                                     By_______________________
                                     Name: Dee Dee McCoy
                                     Title:

                                     GILSTON CORPORATION, LTD.


                                     By_______________________
                                     Name: Dee Dee McCoy
                                     Title:


                                     By_______________________
                                     Name: Martin H. Garvey


                                     By_______________________
                                     Name: Eric Hauser


                                     By_______________________
                                     Name: Michael Lauer

                                     LANCER PARTNERS, L.P.


                                     By_______________________
                                     Name: Michael Lauer
                                     Title:

                                     LANCER OFFSHORE INC.


                                     By_______________________
                                     Name: Michael Lauer
                                     Title:


                                     BRIDGEWATER PARTNERS, L.P.


                                     By_______________________
                                     Name: Joseph P. Weiss
                                     Title:

                                     CSL ASSOCIATES


                                     By_______________________
                                     Name: Charles S. Lipson
                                     Title:

                                     GLADSTONE EQUITY FUNDS, INC.


                                     By_______________________
                                     Name: Mark Gladstone
                                     Title:

                                     OGDEN PROPERTIES, INC.


                                     By_______________________
                                     Name: Neil Weissman
                                     Title:

                                     SCHOTTENFELD ASSOCIATES, L.P.


                                     By________________________
                                     Name: Richard Schottenfeld
                                     Title:

                                     NICHOLAS STIASSNI & SUZANNE STIASSNI CO.


                                     By________________________
                                     Name: Nicholas Stiassni
                                     Title:

                                    EXHIBIT A


                               PURCHASER SCHEDULE

                                                                                                             Closing
                Purchaser                        Purchased Shares             Purchase Price             Warrant Shares
-----------------------------------------    -------------------------    ----------------------     -----------------------
Catalyst Partners                                       83,333                 $1,000,000                      8,333
TGT Capital Partners, L.P.                             166,667                  2,000,000                     16,667
Narragansett One, L.P.                                  83,333                  1,000,000                      8,333
Emergent Capital Investments                           166,667                  2,000,000                     16,667
Gavleborge Lansforsakringer                             83,333                  1,000,000                      8,333
The Norton Herrick
    Irrevocable Securities Trust                       166,667                  2,000,000                     16,667
Formula Fund Management
    LLC                                                166,667                  2,000,000                     16,667
Acuro Capital                                           83,333                  1,000,000                      8,333
ACIE/Net Value, LLC                                    125,000                  1,500,000                     12,500
SAJ (Iom) Ltd.                                          83,333                  1,000,000                      8,333
Montrose Investments, L.P.                             583,333                  7,000,000                     58,333
The Anegada Fund, Ltd.                                  25,000                    300,000                      2,500
Tonga Partners, L.P.                                    58,333                    700,000                      5,833
Aspen International, Ltd.                               41,667                    500,000                      4,167
Gilston Corporation, Ltd.                               41,667                    500,000                      4,167
Martin H. Garvey                                         9,000                    108,000                        900
Eric Hauser                                              9,000                    108,000                        900
Michael Lauer                                           72,000                    864,000                      7,200
Lancer Partners, L.P.                                  125,000                  1,500,000                     12,500
Lancer Offshore Inc.                                   202,000                  2,424,000                     20,200
Bridgewater Partners, L.P.                              83,333                  1,000,000                      8,333
CSL Associates                                          83,333                  1,000,000                      8,333
Gladstone Equity Funds, Inc.                            20,833                    250,000                      2,083
Ogden Properties, Inc.                                  83,333                  1,000,000                      8,333
Schottenfeld Associates, L.P.                          125,000                  1,500,000                     12,500
Nicholas Stiassni & Suzanne
    Stiassni Co.                                        25,000                    300,000                      2,500
                                             -------------------------    ----------------------     -----------------------
               Total                                 2,796,167                $33,554,000                    279,617


                                                                       EXHIBIT B

                            USE OF PROCEEDS SCHEDULE

         The Company intends to use the net proceeds from this sale of preferred stock for the following purposes: To make investments in affiliate companies (as that term is used in the Company's Registration Statement on Form S-1); to prepay up to $3,500,000 (plus accrued interest) in outstanding convertible indebtedness; to increase the Company's work force; and to provide general working capital.

                                                                       EXHIBIT C

                             FORM OF CLOSING WARRANT

                                                                       EXHIBIT D

                          FORM OF COMPENSATION WARRANT

                                                                       EXHIBIT E

                      FORM OF REGISTRATION RIGHTS AGREEMENT

                                                                       EXHIBIT F

                     SERIES C PF CERTIFICATE OF DESIGNATION